Exhibit 10.30

FIRST AMENDMENT TO THE

SECOND AMENDED AND RESATATED LIMITED LIABILITY COMPANY AGREEMENT

OF PHOENIX EQUITY HOLDINGS, LLC

This First Amendment (this “Amendment”), dated as of April 25, 2025, is adopted, executed and agreed to by the Board (as defined in the LLCA (as defined below)) and Lion of Judah Capital, LLC (the “Affected Member”).

WHEREAS, pursuant to Section 13.3(b) of the Second Amended and Restated Limited Liability Company Agreement of Phoenix Equity Holdings, LLC (the “Company”), dated December 4, 2024 (the “LLCA”; capitalized terms used but not defined herein shall have the meanings assigned to them in the LLCA), the Board may amend the LLCA in writing at any time; provided that any such amendment that materially and disproportionately adversely affects any Class A Member, in its capacity as such, as compared to the other Class A Members, in their capacities as such, shall require the consent of such affected Class A Member;

WHEREAS, Lion of Judah Capital, LLC is a Class A Member and this Amendment materially and disproportionately adversely affects Lion of Judah Capital, LLC in its capacity as a Class A Member as compared to the other Class A Members, in their capacities as such;

WHEREAS, the Board and the Affected Member desires to amend the LLCA to clarify how certain payments and other amounts are taken into account when determining the amount distributable to the Affected Members pursuant to Section 5.2(b)(ii) of the LLCA;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Board and the Affected Member agree that Section 5.2(b)(ii) of the LLCA is hereby amended in its entirety to read as follows:

“(ii) second, to (A) the Class A Members and (B) the Class B Members, in each case, in proportion to their respective Unit Percentages;

provided, that any amounts to which a Member is entitled pursuant to this Section 5.2(b)(ii) shall be reduced (without duplication) by the sum of (x) any wages, consulting fees, commissions or other cash compensation paid to such Member by the Company or any of its Subsidiaries for services rendered to the Company and its Subsidiaries, since such Member’s commencement of service or employment with Company and its Subsidiaries, including, without limitation, the “guaranteed payments” received by such Member, and (y) the out-of-pocket costs incurred by the Company or any of its Subsidiaries for any health, welfare, retirement, fringe or other similar benefits provided to or for the benefit of such Member since such Member’s commencement of service or employment with Company and its Subsidiaries, including, without limitation, any portion of health insurance premiums paid by the Company or any of its Subsidiaries on behalf of such Member and employer contributions on behalf of such Member to a retirement plan sponsored by the Company or any of its Subsidiaries, in each case, as determined by the Board; provided, further, that any amounts to which Lion of Judah is entitled pursuant to this Section 5.2(b)(ii) shall be reduced (without duplication) by the sum of the compensation and costs described in clauses (x) and (y) of this sentence paid to or incurred for benefits provided to or for the benefit of Adam Ferrari or Brynn Ferrari by the Company or any of its Subsidiaries for services rendered by Adam Ferrari or Brynn Ferrari to the Company and its Subsidiaries, since their respective commencement of service or employment with Company and its Subsidiaries, including, without limitation, the “guaranteed payments” received by either of Adam Ferrari or Brynn Ferrari. For the avoidance of doubt, the amount by which any Member’s distributions are reduced under the provisos in the immediately preceding sentence will then be distributed to the Members according to this Section 5.2(b) as determined by the Board.”

Except as amended by this Amendment, all other terms and provisions of the LLCA shall remain in full force and effect. This Amendment is governed by and shall be construed under the laws of the State of Delaware (excluding its conflict-of-laws rules).

IN WITNESS WHEREOF, the undersigned, being the Board of the Company, and Lion of Judah Capital, LLC, being the Affected Member, have caused this Amendment to be duly executed as of the date first set forth above.

AFFECTED MEMBER LION OF JUDAH CAPITAL, LLC

By:	/s/ Adam Ferrari
Name:	Adam Ferrari
Title:	Manager

MANAGER

By:	/s/ Adam Ferrari
Name:	Adam Ferrari